Exhibit 16.3


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

March 22, 2001

Dear Sir/Madam:

We have read the 4 paragraphs of Item 4 included in the Form 8-K/A (Amendment No. 2) dated March 23, 2001 of Ebiz Enterprises, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


William E. Siwek

cc: Mr. David Shaw, Chief Executive Officer, Ebiz Enterprises, Inc.